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                                   EXHIBIT 4.4

                            FORM OF VESTING AGREEMENT


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                       VESTING AGREEMENT NUMBER:_________


                                VESTING AGREEMENT

                This Agreement is made effective as of the Issuance Date set forth in Exhibit A (the "Issuance Date") by and between Marketing Direct Concepts, Inc., a Nevada corporation (the "Company"), Stockup.Com, Inc. ("Stockup") and the Employee who has executed this Agreement in Exhibit A hereto (the "Employee") .

         1. GRANT OF STOCK. Subject to the terms and conditions of this Agreement, the Company agrees to transfer to Employee as of the Issuance Date the number of shares of common stock of Stockup set forth in Exhibit A hereto (the "Stockup Shares"), in exchange for the number of shares owned by the Employee in the Company set forth in Exhibit A (the "MDC Shares"). It being understood that in the event the Employee does not own shares of the Company as of the Issuance Date, then the transfer of Shares to the Employee may generate certain adverse tax effects

         2. VESTING SCHEDULE. The Stockup Shares shall vest over a six (6) month period commencing upon the Commencement Date (set forth in Exhibit A hereto) in accordance with the following schedule:

                  a. 10% of the Shares at the end of the first thirty (30) days following the Commencement Date.

                  b. 10% of the Shares at the end of the first sixty (60) days following the Commencement Date.

                  c. 10% of the Shares at the end of the first ninety (90) days following the Commencement Date.

                  d. 10% of the Shares at the end of the first one hundred twenty (120) days following the Commencement Date.

                  e. 10% of the Shares at the end of the first one hundred fifty (150) days following the Commencement Date.

                  f. the remaining 50% at the end of the first one hundred eighty (180) days following the Commencement Date.

         All non-vested Shares shall automatically vest, at any time after the Commencement Date, in the event there is a Change in Control of the Company (as hereinafter defined). "Change in Control" shall be the acquisition by a single third party of at least 50.1% of the issued and outstanding shares of the common stock of the Company or securities convertible or exercisable into such amount which provide the acquiror with at least 50.1% of the voting control of the Company. The Employee shall not have the right to trade, encumber or otherwise transfer the Shares during the twelve month period of time following the completion of the Vesting Schedule, without the express written consent of the Company. In the event the Employee's employment with the Company is terminated by reason of a violation of the Company's Employee Manual in effect at the time of the termination ("Manual Violation"), then the Shares transferred under this Vesting Agreement shall be canceled and the Employee shall forfeit all right, title and interest in those Shares. In the event the Employee's employment with the Company is voluntarily or involuntarily terminated hereunder for any reason other than a Manual Violation, then the Employee shall be entitled to retain all vested Shares, but all non-vested Shares granted to such Employee shall be canceled and returned to the treasury of Stockup.

         3. DELIVERY OF STOCK. Upon execution of this Agreement, Stockup shall issue a certificate representing the Stockup Shares to Employee. The certificate shall bear a restrictive legend as follows:

         THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A VESTING AGREEMENT. THIS VESTING AGREEMENT PROHIBITS THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE DURING THE 12 MONTH PERIOD OF TIME FOLLOWING THE COMPLETION OF THE VESTING SCHEDULE TO PURSUANT TO WHICH THESE

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         SHARES WERE ISSUED. IN ORDER TO TRANSFER SUCH SHARES, THE HOLDER OF
         THIS CERTIFICATE MUST OBTAIN AN OPINION OF LEGAL COUNSEL TO STOCKUP THAT THE SHARES ARE TRANSFERABLE UNDER THE TERMS OF THE VESTING AGREEMENT.

         Unless and until the Shares transferred under this Vesting Agreement are lawfully sold by the Employee in an open market transaction, the Employee hereby grants Michael Calderone, an irrevocable proxy, coupled with an interest to vote all such Shares, within the complete discretion of Michael Calderone.

         4. REPRESENTATIONS AND WARRANTIES. Employee represents to Company that:

                  Employee has adequate means of providing for current financial needs and contingencies, has no need for liquidity in the Shares, and is able to bear the economic risk of an investment in the Shares granted hereby by the Company. Employee understands that in connection with the transfer of the Stockup Shares Employee is not being provided with any formal disclosure documentation. Employee has had an opportunity to ask questions of and receive answers from Stockup concerning the terms and conditions of the grant of the Stockup Shares and the current and proposed future operations of Stockup. Employee will not sell or otherwise transfer the Shares unless in compliance with the restrictive legend set forth on the Certificate evidencing the Stockup Shares.

         5. MISCELLANEOUS

                  a. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

                  b. NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, if to the Company:

                  If to the Company:        Stockup.Com, Inc.
                                            333 North Rancho Drive, Suite 900
                                            Las Vegas, Nevada 89106
                                            Attn: Michael Calderone

                  If to the Employee:

         At the address set forth adjacent to his/her name set forth in Exhibit A hereto. Three attempted but unsuccessful deliveries shall constitute notice for purposes of this Agreement. All such notices shall be sent registered mail, postage prepaid, addressed as set forth above (until another address is filed in writing by either the Company or the Employee) to the Company and the Employee.

                  c. WAIVER AND AMENDMENT. This Agreement may only be amended with the express written consent of each of the parties hereto. The failure or delay of any party at any time or times to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

                  d. CHOICE OF LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. The parties submit to the jurisdiction of the Courts of the State of Nevada or a Federal Court empaneled in the State of Nevada for the resolution of all legal disputes arising under the terms of this Agreement.

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                  e. TAXES. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


THE COMPANY

MARKETING DIRECT CONCEPTS, INC.


BY:
   -------------------------------------
         Michael Calderone, President


STOCKUP.COM, INC.


BY:
   -------------------------------------
         Michael Calderone, President






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                                    EXHIBIT A



                          Name of Employee:________________________

                          Signature of Employee:___________________

                          Issuance Date:___________________________

                          Commencement Date:_______________________

                          Number of MDC Shares:____________________

                          Number of Stockup Shares_________________